Exhibit 10.27

FIRST AMENDMENT TO THE ALION SCIENCE AND TECHNOLOGY
CORPORATION PHANTOM STOCK PLAN

WHEREAS, Alion Science and Technology Corporation (“Alion”) adopted the Alion Science and Technology Corporation Phantom Stock Plan (the “Plan”), effective February 11, 2003; and

WHEREAS, Alion wishes to make additional shares of Common Stock available to be used for reference purposes under the Plan; and

WHEREAS, Alion desires to further amend the Plan to clarify certain provisions to conform the vesting of benefits under the Plan with vesting provisions under the Alion Science and Technology Corporation 2002 Stock Appreciation Rights Plan, as amended (the “SAR Plan”);

NOW, THEREFORE, pursuant to the powers reserved in Article 8 of the Plan, Alion does hereby amend the Plan, effective November 11,, 2003, as follows:

Section 1

Article 5, Section 5.1 of the Plan be, and hereby is amended by striking “173,000 shares” in paragraph (a) of such Section 5.1, and inserting in lieu thereof “232,600 shares”.

Section 2

(a) Article 6, Section 6.1 of the Plan be, and hereby is amended by inserting at the beginning of the first sentence thereof “For Grants awarded on or before November 10, 2003,”, and such Section 6.1, as hereby amended, shall be renamed “Paragraph 6.1(a)” in Section 6.1; and

(b) A new Paragraph 6.1(b) shall be inserted, immediately following such Paragraph 6.1(a) in Section 6.1, which shall read as follows:

“6.1(b) For Grants awarded November 11, 2003, and thereafter, a Participant shall have no right to receive payment for any share of Phantom Stock until it is vested. Unless otherwise determined by the Administrator in a Participant’s Phantom Stock Agreement, Awards shall vest in accordance with the following schedule:

“Anniversary from Grant Date	Vested Amount
1st	20%
2nd	20%
3rd	20%
4th	20%
5th	20%”

Except as amended by this instrument, the Plan, as previously stated, and any and all Grant Agreements previously entered into, shall remain in full force and effect.

IN WITNESS WHEREOF, Alion has caused this instrument to be executed as of this 11th day of November, 2003, effective as of November 11, 2003, and certifies that the forgoing Amendment was duly adopted by the Board of the Company at the Annual Stockholders’ Meeting on November 11, 2003.

ALION SCIENCE AND TECHNOLOGY CORPORATION

By: /s/ Bahman Atefi

Chief Executive Officer

ATTEST: /s/ Manik K. Rath

Corporate Secretary